EXHIBIT 3(ii)(a)


                               CORPORATE ACTION BY
                              ALL THE DIRECTORS OF
                          GUARDIAN INTERNATIONAL, INC.

         The undersigned, being all the Directors of Guardian International, Inc., a Nevada corporation ("Corporation"), do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirements for notice; and do hereby consent in writing to the adoption of the following resolutions, taking said action in lieu of a meeting of the Board of Directors in accordance with the corporation laws of the State of Nevada.

AMENDMENT TO BYLAWS

         WHEREAS, the Corporation entered into that certain Agreement and Plan of Merger dated August l5, 1996 ("Merger Agreement"), whereby Guardian International, Inc., a Florida corporation, merged into Everest Security Systems Corporation, a Nevada corporation ("Everest"), which corporation changed its name to "Guardian International, Inc." pursuant to the Merger Agreement; and

         WHEREAS, Section 1.4 of the Merger Agreement provides that the bylaws of Everest shall be the bylaws of the Corporation, except that such bylaws shall be amended to the extent necessary to effectuate the transactions contemplated by the Merger Agreement; and

         WHEREAS, Article XI of the bylaws of Everest requires the vote of a majority of the stockholders of the Corporation to amend the bylaws, and

         WHEREAS, a majority of the stockholders of the Corporation have approved all the terms and conditions of the Merger Agreement at a meeting of the stockholders of the Corporation held on July 5, 1996, and therefore have approved the amendment to the bylaws to the extent necessary to effectuate the transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, BE IT RESOLVED, that the bylaws of the Corporation are hereby amended to reflect that the name of the Corporation shall be "Guardian International, Inc."

         BE IT FURTHER Resolved, that Section 2 of Article III of the Corporation's bylaws is hereby amended to provide that the number of directors of the Corporation shall be three.


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         IN WITNESS WHEREOF, the undersigned, being all the Directors of this
Corporation, have hereunto set their hands for the purposes herein expressed.

         Dated as of August 15, 1996.


DIRECTORS:

/s/ HAROLD GINSBURG
-----------------------------
Harold Ginsburg


/s/ RICHARD GINSBURG
-----------------------------
Richard Ginsburg


/s/ SHEILAH GINSBURG
-----------------------------
Sheilah Ginsburg